Exhibit 10.2

REVOLVING CREDIT and WARRANT PURCHASE AGREEMENT

THIS REVOLVING CREDIT AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of February 14th , 2011 by and between MANHATTAN RESOURCES LIMITED, a Singapore corporation (“Lender”) and ECOBLU PRODUCTS, INC., a Colorado corporation (the “Borrower”) and is effective on the date (the “Effective Date”) determined in accordance with Section 5.6.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.       DEFINITIONS.

1.1           Defined Terms.  In addition to terms defined elsewhere in this Agreement, when used herein the following terms shall have the following meanings:

“Affiliate” means any Person: (a) who beneficially owns or Controls 5% or more of the issued and outstanding voting shares of the Borrower; or (b) of which an Affiliate is an officer or director, or both; or (c) in which an Affiliate owns or Controls 5% or more of the issued and outstanding voting shares or other equity interests; or (d) which directly or indirectly Controls or is Controlled by or is under common Control with, the Borrower; or (e) who is related by blood, adoption or marriage to any Affiliate..

“Board” shall mean the Board of Directors of the Borrower as constituted at any time while this Agreement is in effect.

“Business Day” shall mean any day (other than a Saturday or Sunday) on which Lender is open for business in Singapore and on which banks are open for business in Vista , California.

“Documents” shall mean this Agreement, the Note (as hereafter defined), the Warrant (as hereafter defined) and any and all other instruments or documents required or contemplated hereunder or thereunder or delivered in connection herewith or therewith or pursuant hereto or thereto, or evidencing any Liabilities, whether now existing or at any time hereafter arising.

“Equity Stock” shall mean, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equipment” shall mean all machinery and equipment owned by Borrower, wherever located, whether now owned or hereafter existing or acquired by Borrower, any additions thereon, accessions thereto or replacements of parts thereof.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants

and statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination, applied in a manner consistent with those principles used in preparation of the audited financial statements of Borrower.

“Law” means any federal, state, local, foreign or other law, rule or regulation, and the rules, regulations, interpretations and orders promulgated thereunder.

“Liabilities” shall mean all liabilities, indebtedness and obligations of any one or more of Borrower to Lender, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, all liabilities, indebtedness and obligations of any one or more of Borrower to Lender pursuant to any of the Documents, any letter of credit or any application or reimbursement agreement for any letter of credit.

“Lien” shall mean, with respect to any asset:  (a) any mortgage, pledge, lien, charge, security interest or encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset..

“Permitted Liens shall mean:

(a)           Liens for taxes, assessments, or governmental charges, and Liens incident to construction, which are either not delinquent or are being contested in good faith by appropriate proceedings which will prevent foreclosure of such Liens, and against which adequate reserves have been provided;

(b)           Easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the affected property;

(c)           Liens or deposits in connection with workmen’s compensation or other insurance or to secure customs duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids, other than contracts for the payment of money borrowed, or deposits required by Law as a condition to the transaction of business or other Liens or deposits of a like nature made in the ordinary course of business; and

(d)           Mortgages, pledges, encumbrances, security interests, assignments or liens in favor of the Lender.

“Organizational Documents” shall mean the articles of incorporation, the bylaws, any certificate of designations or instrument relating to the rights of shareholders of Borrower, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of Borrower.

 “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation (including a business trust), limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Equity Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Equity Stock of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such Person or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Unmatured Default” shall mean any Event of Default (as such term is defined in Section 6.1) and any other event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

1.2           Other Terms.  Accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP in effect from time to time.

SECTION 2.       LOANS AND WARRANT

2.1           Loan Amounts, Etc.  On and subject to the terms and conditions of this Agreement, Lender shall make loans on a revolving basis (collectively, “Loans”) from time to time until three years from the Effective Date (the “Expiration Date”) in such aggregate amounts as Borrower may request with the prior approval of the Board; provided that the aggregate outstanding principal amount of all Loans shall not at any time exceed US$5,000,000, less the aggregate investment, if any, made by Lender pursuant to the Warrant (as defined in Section 2.7).  (For the avoidance of doubt, it is intended that the maximum amount available to Borrower under this Agreement, the Warrant and the US$5,000,000 investment made under the Investment Agreement dated the date hereof among Lender, Borrower and  Dato Low Tuck Kwong will not exceed $10,000,000.)  Each Loan shall be in an integral multiple of $500,000.  Each Loan shall mature and be due and payable, together with accrued interest, three months from the date it is advanced, but not later than the Expiration Date.  So long as no Event of Default or Unmatured Event of Default has occurred, any Loan may be rolled over with another Loan, subject to prior receipt of a Borrowing Notice as provided in this Agreement.  The maturity of any Loan which would be payable on a day which is not a Business Day,  shall be extended to the next succeeding Business Day.

2.2           Use of Loan Proceeds.  The proceeds of all Loans shall be used solely for (a) paying all unpaid principal aggregating $1,287,000 with respect to notes dated March 26, 2010, Series A through G (the “3/10 Notes”) originally issued to Iroquois Capital, LP and certain other Noteholders, plus accrued interest on the 3/10 Notes; and (c) working capital for Borrower, including the purchase of lumber or chemicals or for investment in fixed assets, including the establishment of coating or storage facilities.  The 3/10 Notes and accrued interest thereon shall be paid automatically and without further notice from the Company by means of a Loan advanced on the Effective Date, which Loan shall thereafter be subject to the terms of this Agreement.  Upon the Effective Date, the Lender shall mark the 3/10 Notes “paid” and return them to the Company.

2.3           Evidence of Loans.  The Loans shall be evidenced by a revolving promissory note substantially in the form of Exhibit A, with appropriate insertions, payable by Borrower to the order of Lender (as amended, modified, supplemented or restated from time to time, the “Note”).  The date and principal amount of each Loan and of each repayment of principal received by the Lender shall be recorded by the Lender on the Note and in its records, and the aggregate unpaid principal amount shown on such records shall be rebuttable, presumptive evidence of the principal owing and unpaid of all Loans.  The failure to record any such amount on the Note or on such records shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay the principal amount of the Loans together with all interest accruing thereon.  The unpaid principal amount from time to time outstanding on the Loans shall bear interest and be payable as set forth herein.

2.4           Requests for Loans.  For each Loan requested hereunder, Borrower shall deliver to Lender a Borrowing Notice in the form of Exhibit B (a “Borrowing Notice”) not later than two (2) Business Days prior to the proposed date of such Loan, which shall be a Business Day.  Each such Borrowing Notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date and amount of the Loan.  Each Borrowing Notice, shall be signed by the President or Chief Financial Officer of the Borrower.

2.5           Voluntary Prepayments.  The Borrower may prepay without premium or penalty and in whole or in part the Loans at any time, such payment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment, provided that Borrower shall give Lender notice thereof not later than one Business Day before the date of such prepayment (which shall be a Business Day).  All partial prepayments of the principal of the Loans shall be in an integral multiple of $100,000.

2.6           Interest.  Borrower agrees to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full at a rate per annum of 6% (the “Applicable Rate”).     Accrued interest on each Loan shall be payable in arrears upon the maturity of each Loan.  After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.  Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.  All payments of principal or interest on the Loans and other Liabilities, and of all fees, shall be made by Borrower to Lender in immediately available funds to the following account: Standard Chartered Bank, SWIFT Code: SCBLSGSG, Account No: 01-7-021308-0 or as Lender may otherwise direct.  Any payment not credited to the payment account by 2:00 p.m. (New York time) on any relevant day shall be deemed to have been received by Lender on the following Business Day.

2.7           Issue of Warrant.  In consideration of the credit facility provided under this Agreement, Borrower hereby agrees to issue to  Lender a warrant to acquire fifty million (50,000,000) newly issued shares of the Borrower’s common stock (the “Warrant”) at U.S$0.10 per share, exercisable for five years from the date of issuance.  The form of the Warrant is attached to this Agreement as Exhibit C.   Lender represents and warrants that it is acquiring  the Warrant for investment and not with a view to or for the sale in connection with any distribution thereof.    As provided in Section 2.1, the aggregate amount of Loans available will be reduced by the amount invested in the stock of the Borrower pursuant to the Warrant, so that the total of Loans, common stock investment made by Lender under the Warrant and under the Investment Agreement dated the date of this Agreement will not exceed $10,000,000

SECTION 3.       REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants that, as of the date of the execution of this Agreement and as of the date of each Loan, and continuing so long as any Liabilities remain outstanding, and  so long as this Agreement remains in effect as follows:

3.1           Organization and Qualification.  Borrower is a corporation duly and validly organized and existing under the law of the State of Colorado.  Borrower has the corporate power and all necessary licenses, permits and franchises to own its assets and properties and to carry on its business as now conducted and as contemplated to be conducted following consummation of the transactions described in the Purchase Agreement.  Borrower is duly licensed or qualified in all other jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition.

3.2           Authorization; Enforceability.  Borrower’s making, execution, delivery and performance of the Documents, and compliance with their respective terms, have been duly authorized by all necessary corporate action.  This Agreement is and the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors’ rights in general, moratorium Laws or by general principles of equity.  All Documents, agreements and instruments to be executed, issued or delivered pursuant to this Agreement, when executed, issued and delivered by the Borrower, will be the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors’ rights in general, moratorium Laws or by general principles of equity.

3.3           Absence of Conflicting Obligations.  Borrower’s making, execution, delivery and performance of this Agreement, the Purchase Agreement and all of the documents, agreements and instruments executed or delivered pursuant to this Agreement, and compliance with their respective terms, do not violate the Certificate of Incorporation or bylaws of Borrower, any agreement to which the Borrower is a party or by which it is bound, or any current provision of Law.

3.4           Accuracy of Information.  All information, certificates or statements by Borrower given in, or pursuant to, this Agreement will be accurate, true and complete when given.

3.5           Subsidiaries.  Borrower has no Subsidiaries.

3.6           Litigation.  Except for the matters listed on Schedule 3.6 to this Agreement, there is no litigation or governmental investigation pending, or to the knowledge of Borrower, threatened with respect to which Borrower is a defendant or target.

3.7           Disclosure.  No statement of fact made or to be made by Borrower in or pursuant to this Agreement and the other Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading as of the date to which it speaks.

SECTION 4.       COVENANTS

4.1           Affirmative Covenants.  Until all Liabilities are paid in full and this Agreement is terminated, Borrower covenants and agrees that (except to the extent compliance in any case is waived in writing by Lender) Borrower shall:

4.2           (a)           Financial Statements and Certificates.  Furnish to Lender:  (i) promptly when available and in any event within 90 days after the close of each Fiscal Year: (A) a copy of the annual audit report (each, a “Fiscal Audit”) of borrower for such Fiscal Year, including therein combined balance sheets and statements of earnings and cash flows of Borrower as at the end of such Fiscal Year; and (B) a balance sheet of Borrower as of the end of such Fiscal Year and combining statement of earnings and cash flows for Borrower for such Fiscal Year certified by Borrower’s chief financial officer; and (ii) promptly when available and in any event within 40 days after the end of each calendar quarter, a balance sheet of Borrower as of the end of such calendar quarter, together with statements of earnings and cash flows for such calendar quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such calendar quarter certified by Borrower’ chief financial officer, provided that the Company’s obligation to provide such information on such time schedule is subject to any disclosure restrictions binding on the Company as a publicly traded company and (iii) Monthly management accounts within fifteen (15) days after the end of each calendar month.

(b)           Books and Records.  Maintain complete and accurate books and records in accordance with GAAP; permit reasonable access by the Lender to its books and records; and permit the Lender, upon reasonable notice, to visit and inspect any of its locations, assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees.

(c)           Notices.  Furnish the Lender, promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower affected thereby with respect thereto:  (i) the occurrence of an Event of Default or a Unmatured Default; and (ii) any material litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or to which any of its properties is subject.

(d)           Maintenance of Existence, Etc.  Maintain and preserve (i) its existence and good standing in the jurisdiction of its organization or incorporation and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary.

4.3           Negative Covenants.  Until all Liabilities are paid in full and this Agreement is terminated, Borrower covenants and agrees that, (except to the extent compliance in any case is waived in writing by Lender) Borrower shall not:

(a)           Liens.  Incur, create, assume or permit to be created or allow to exist any Lien upon or in any of its assets or properties, except Permitted Liens or Liens approved in advance by its Board of Directors and MRL or an MRL-designated Board member.

(b)           Mergers, Consolidations and Sales.  Be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or any Equity Stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any accounts receivable, except  for joint ventures formed for the purpose of performing specific contracts in the ordinary course of business.

(c)           Self-Dealing.  Purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with (i) any Affiliate, (ii) any officer, director or shareholder of it or any Affiliate, or (iii) any member of the immediate family of any of the foregoing, except in the ordinary course of business, in good faith, on terms comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties and to the extent the same would not cause the occurrence of an Event of Default.

(d)           Maintenance of Business.  Enter into the ownership, active management or operation of any business other than the business conducted by the Borrower on the Effective Date.

(e)           Margin Stock.  Use or permit the proceeds of any Loans to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any “margin stock,” as such terms are defined and used in Regulation U of the Board of Governors of the Federal Reserve System or any successor thereof, as amended from time to time.

(f)           Dispositions.  Sell, transfer, convey or lease all or any material part of its assets except for sales of inventory in the ordinary course of business and used, worn-out or surplus equipment, in each case in the ordinary course of business.

SECTION 5.       CONDITIONS PRECEDENT.

Lender’s obligation to make any Loan is subject to the fulfillment of each and every one of the following conditions:

5.1           Delivery of Documents. Lender shall have received each of the following, in form and substance satisfactory to the Lender, and where applicable, duly executed and recorded:  (i) certificates of the Secretaries of each of Borrower certifying as to (a) all corporate actions taken and consents made by each of them to authorize the transactions provided for or contemplated under this Agreement and the execution, delivery and performance of the Documents; and (b) the names of the officers or employees of each of them authorized to sign the Documents, together with a sample of the true signature of each such Person; (ii) certificate of good standing for Borrower, in the jurisdiction of its incorporation; and (iii) such other instruments or documents as the Lender may reasonably request.

5.2           Borrowing Notice.  Lender shall have received by 2:00 p.m. (Singapore time) two (2) Business Days before such Loan a Borrowing Notice, duly executed by Borrower and duly completed.

5.3           No Unmatured Default or Event of Default.  There shall not have occurred any Unmatured Default or Event of Default which is then continuing, nor shall any Unmatured Default or Event of Default occur after giving effect to any Loan.

5.4           Representations and Warranties True and Correct.  The representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the date of each Loan, and after giving effect thereto, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

5.5           Deemed representation and warranty.  Each request by Borrower for a Loan shall be deemed to be a representation and warranty that the conditions set forth in Sections 5.3and 5.4 have been satisfied on and as of the date of such Loan and after giving effect thereto.

5.6           Approvals.   Lender shall have received approval of its shareholders and relevant Singaporean authorities (the “Approvals”).  Upon receipt of the Approvals, Lender shall promptly advise Borrower thereof and this Agreement shall automatically become effective on the date on which such approvals were obtained.  Lender agrees to use its best efforts to obtain the Approvals and shall inform Borrower in writing at least every two weeks regarding  its progress in doing so.

SECTION 6.       EVENTS OF DEFAULT

6.1           Events of Default.  Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an “Event of Default”), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

(a)           Borrower fails to pay (i) any of the principal of the Liabilities when such Liabilities are due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) within five (5) Business Days of the date such Liabilities are due or declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

(b)           Borrower breaches or otherwise fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in any of the other Documents within any applicable grace period provided thereby or Borrower fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in this Agreement, except that no Event of Default shall occur as a result of a breach thereof  unless such breach shall continue for 45 days after the receipt by Borrower of notice of such breach; or

(c)           any warranty or representation now or hereafter made by Borrower is untrue or incorrect in any material respect when made or any schedule, certificate, written statement, report, financial data, written notice, or writing furnished at any time by Borrower is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified or any of the foregoing omits to state a fact necessary to make the statements therein contained not misleading in any material respect; or

(d)           Borrower becomes insolvent or fails generally, or admits in writing its inability, to pay its debts as they become due; or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (i) against Borrower and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of 45 days, or (ii) Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate, limited liability company or partnership action to authorize any of the foregoing; or

(e)           Borrower shall be dissolved, whether voluntarily or involuntarily and such Person has not taken all actions required to become reinstated; or

If an Event of Default shall have occurred and be continuing, Lender may, upon notice to Borrower, do any one or more of the following: (x) terminate any obligations of Lender to make Loans pursuant to this Agreement, or (y) declare all of the Liabilities to be immediately due and payable, whereupon all of the Liabilities shall become immediately due and payable, provided, however, that if an Event of Default described in Section 6.1(d) hereof shall exist or occur, all of the Liabilities shall automatically, without notice of any kind, be immediately due and payable, and Lender shall have no further obligations under this Agreement.

SECTION 7.       RESERVED

SECTION 8.       MISCELLANEOUS

8.1           No Waiver; Modifications in Writing.    Any suspension or waiver by Lender of an Event of Default or Unmatured Default under this Agreement or any of the other Documents shall not suspend, waive or affect any other Event of Default or Unmatured Default under this Agreement or any of the other Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Documents and no Event of Default or Unmatured Default under this Agreement or any of the other Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender, and directed to Borrower specifying such suspension or waiver.

8.2           Notices, Etc.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (a) when sent after receipt of confirmation or answerback if sent by facsimile transmission, (b) three (3) Business Days after deposited with a reputable international courier with all charges prepaid, (c) when delivered, if hand-delivered by messenger, or when received, if sent by email, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to Borrower:	EcoBlu Products, Inc. Attention: Chief Executive Officer 909 West Vista Way Vista, CA 92083 Facsimile: (760) 732-5845 Email: sconboy@ecob.net

If to Lender:	Manhattan Resources Limited Attention: Chief Executive Officer 133 New Bridge Road #18-08 Chinatown Point Singapore 059413 Facsimile: +656342 0777 Email: scho@manhattan.sg or to such other address or number as each party designates to the other in the manner herein prescribed.

8.3           Costs, Expenses and Taxes.  Borrower jointly and severally agree to pay or reimburse the Lender on demand for all its out-of-pocket costs and expenses and reasonable attorneys’ fees and expenses incurred after the date hereof in connection with  the exercise, enforcement or preservation of any rights or remedies of Lender under any Document or applicable law, including any action to, after the occurrence and during the continuance of an Event of Default or Unmatured Default, commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, or take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), or enforce or attempt to enforce any rights of Lender, including Lender’s rights to collect any of the Liabilities, together with interest following demand for payment thereof at the Applicable Rate.   In addition, Borrower shall pay any and all stamp, transfer and other Taxes (as used herein, the term “Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing) payable or determined to be payable in connection with the execution and delivery of the Documents and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, all payments hereunder or under the Documents (including any payment of principal, interest, or fees) to, or for the benefit of, any Person shall be made by Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.  If Borrower makes any payment hereunder or under any Document in respect of which it is required by applicable law to deduct or withhold any Taxes, Borrower shall increase the payment hereunder or under any such Document such that after the reduction for the amount of Taxes withheld (and any Taxes withheld or imposed with respect to the additional payments required under this Section 8.3), the amount paid to Lender equals the amount that was payable hereunder or under any such Document without regard to this Section 8.3.  To the extent Borrower withholds any Taxes on payments hereunder or under any Document, Borrower jointly and severally agree to pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Lender within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to Lender) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

8.4           Counterparts.  This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument.  The delivery of an executed counterpart of  this Agreement or a signature page by facsimile or email shall be effective as delivery of a manually executed counterpart of this Agreement.

8.5           Binding Effect; Assignment.  This Agreement shall be binding upon, and inure to the benefit of, Lender, Borrower and their respective successors and assigns.  Notwithstanding anything herein to the contrary, Borrower shall not assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of Lender.  Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of Borrower and the successor and assigns of the Lender, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of said successors and assigns.

8.6           Entire Agreement.  This Agreement, together with the Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Agreement.

8.7           GOVERNING LAW AND JURISDICTION.  THIS AGREEMENT AND THE OTHER DOCUMENTS AND AGREEMENTS ISSUED PURSUANT TO THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.  ANY ACTION SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT MAY BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA OR IN ANY CALIFORNIA STATE COURT HAVING APPROPRIATE JURISDICTION LOCATED IN SAN DIEGO COUNTY, CALIFORNIA, AND EACH OF THE PARTIES HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  SERVICE OF PROCESS SHALL BE IN ACCORDANCE WITH THE FEDERAL RULES OF CIVIL PROCEDURE OR THE LOCAL RULES OF THE APPROPRIATE CALIFORNIA STATE COURT,WHICHEVER IS APPROPRIATE IN  SUCH ACTION, AND MAY BE SERVED UNDER SUCH APPROPRIATE RULES ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE STATE OF CALIFORNIA.  BOTH PARTIES WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN.

8.8           Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.9           Continuing Effect; Survival.  All covenants, agreements, representations and warranties made by Borrower in the Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Document shall be considered to have been relied upon by the other parties hereto and, and shall continue in full force and effect as long as any Liabilities remain payable under this Agreement and so long as Lender shall have any obligations under this Agreement.  In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Documents relating to indemnification or payment of costs and expenses, shall survive the payment in full of all Liabilities and any termination of this Agreement or any of the other Documents.

[Remainder of this page intentionally blank.]

8.10          IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit and Warrant Purchase Agreement to be duly executed and delivered as of the date first above written.

ECOBLU PRODUCTS, INC. By:________________________________________

MANHATTAN RESOURCES LIMITED By:________________________________________

Schedule 3.6

Litigation

EcoBlu Products Inc. v. BluWood USA and other defendants.     This action was commenced by EcoBlu as plaintiff in the San Diego County court.  EcoBlu has asserted multiple causes of action involving, inter alia, collusion and misrepresentations by defendants negatively affecting the supply relationship between EcoBlu and BluWood USA.  An arbitration between EcoBlu and Blu Wood on the supply agreement is presently pending, but subject to a motion to stay filed in the pending litigation between the parties.

Express Employment v. N8 Concepts. The Company is the defendant in a collection proceeding in Colorado brought by Express Employment against N8 Concepts, Inc. (the predecessor to EcoBlu Products, Inc.). This is related to alleged temporary labor provided to N8/EcoBlu that was not paid for. A default judgment against EcoBlu has not yet been entered, but is estimated at approximately $40,000.

Exhibit A

[FORM OF REVOLVING NOTE]

ECOBLU PRODUCTS, INC.

REVOLVING NOTE DUE  _______________, 2014

___________________, 2011
$5,000,000

FOR VALUE RECEIVED, the undersigned, ECOBLU PRODUCTS, INC., a corporation organized and existing under the laws of the State of Colorado (herein called the “Borrower”), hereby promises to pay in lawful money of the United States of America to MANHATTAN RESOURCES LIMITED, a Singapore corporation. (herein called the “Lender”),  the principal sum of FIVE MILLION DOLLARS ($5,000,000), or such lesser amount as may be outstanding hereunder, on ______________, 2014, together with all accrued and unpaid interest thereon.  Interest shall accrue hereunder at the Applicable Rate and shall be due and payable on the maturity of each Loan advanced under the Agreement described below (or on demand in the case of Default) until the principal hereof shall have been fully paid.  This Revolving Note is subject to prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

This Revolving Note is issued pursuant to a Credit and Warrant Purchase Agreement, dated as of  ____________, 2011 (as amended, restated supplemented or otherwise modified from time to time, the “Agreement”), between the Borrower and any other Credit Party from time to time and the Lender, and is entitled to the benefits thereof.  Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

Upon the occurrence of an Event of Default, all amounts outstanding under this Revolving Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

This Revolving Note may not be transferred or assigned without the prior written consent of the Borrower.

This Revolving Note shall be constructed and enforced in accordance with the law  of the State of California.

ECOBLU PRODUCTS, INC.

By:
Title:

Schedule to ecoblu products, inc. Revolving Note Dated  __________, 2011

Date of Loan or Payment	Amount of Loan or Payment	Outstanding Principal Balance (after such Loan or Payment)	Accrued and Unpaid Interest on the Outstanding Principal Balance of Loans	Notation Made By

Exhibit B

FORM OF BORROWING NOTICE

To:

Attention: __________________
Facsimile:
Email:

Reference is hereby made to the Revolving Credit and Warrant Purchase Agreement, dated as of _______________, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between _______________________ (“Lender”) and ECOBLU PRODUCTS, INC., a Colorado corporation (“Borrower”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower hereby certifies and represents that both immediately prior to the making of the proposed borrowings hereunder and also after giving pro forma effect thereto and to the intended use thereof:

(i)           no Unmatured Default or Event of Default has occurred or is continuing;

(ii)          the representations and warranties made by the Borrower in the Documents, are true and correct in all respects all and as of the date of the proposed borrowing hereunder with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii)         each of the other conditions set forth in Section 5 of the Credit Agreement with respect to the proposed borrowing has been met; and

(iv)         the Loan requested hereby has been approved by the Borrower’s Board.

The Borrower hereby requests a borrowing of the following Loan on the date indicated:

On (a Business Day):
In the amount of:	$

IN WITNESS WHEREOF, Borrower has caused this Borrowing Notice to be executed by the _________________________ of Borrower this __ day of ____________, 20__.

ECOBLU PRODUCTS, INC.

By:
Name:
Its:

Exhibit C

FORM OF WARRANT

ECOBLU PRODUCTS INC.

Warrant Certificate

THIS WARRANT AND THE UNDERLYING SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE OR OTHER SECURITIES LAWS.  THIS WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

THE UNITS OF LIMITED LIABILITY COMPANY INTERESTS ISSUABLE HEREUNDER ARE SUBJECT TO CERTAIN TRANSFER PROVISIONS AS SET FORTH IN AN OPERATING AGREEMENT OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE.

Warrant No. _____ Date of Issuance: _________, 2011	Warrant to Purchase 50,000,000 shares (subject to adjustment)

WARRANT TO PURCHASE COMMON STOCK

ECOBLU PRODUCTS, INC.

ECOBLU PRODUCTS, INC. (the “Issuer”), a Colorado corporation, for value received, hereby certifies that MANHATTAN RESOURCES LIMITED or its registered assign (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Issuer fifty million (50,000,000) shares of the Issuer’s fully paid and nonassessable shares of common stock (subject to adjustment as provided below, the “Stock”), at the purchase price per share of $0.10 (subject to adjustment as provided below, the “Stock Purchase Price”) at any time or from time to time prior to the earlier of (i) 12:01 a.m., California time, on _______, 2016 (the “Termination Date”).   This Warrant shall terminate on the Termination Date unless exercised prior thereto.

This Warrant was issued on ____________,2011 pursuant to that certain Revolving Credit and Warrant Purchase Agreement, dated as of ___________2011, by and among the Issuer and Manhattan Resources Limited (the “Purchase Agreement”) and is subject to the terms and conditions thereof.  This Warrant is referred to as the “Warrant” in the Purchase Agreement and shall include any warrants delivered in substitution or exchange therefor.

1.      Exercise of Warrant.

1.1           The purchase rights represented by the Warrant are exercisable by the Holder hereof, in whole or in part, at any time and from time to time, on any Business Day, prior to the Termination Date by (i) the surrender of this Warrant together with delivery of the Warrant Exercise Notice annexed hereto duly completed and executed on behalf of the Holder (the “Warrant Exercise Notice”) at the office of the Issuer (or such other office or agency of the Issuer as it may designate by notice to the Holder at the address of the Holder appearing on the books of the Issuer) and (iii) payment of an amount equal to the product of (a) the number of shares of Stock for which the Warrant is being exercised multiplied by (b) the Stock Purchase Price.  Payment of the Stock Purchase Price shall be made by wire transfer to such account as the Issuer shall have designated theretofore in writing or by certified or official bank check payable to the order of the Issuer.  Any amount invested in the Stock pursuant to this warrant shall reduce by like amount the amount of the Loans which may be outstanding under Section 2.1 of the Purchase Agreement so that the amount invested pursuant to this Warrant and the amount of outstanding and/or available Loans may at no time exceed $5,000,000.

1.2           This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided in Section 1 (the “Exercise Date”), and the person entitled to receive the shares of Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares of Stock as of the close of business on such date.  As promptly as practicable on or after the Exercise Date and in any event within ten (10) days thereafter, the Issuer at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Stock issuable upon such exercise and any cash payable to the Holder in accordance with Section 1.3.  In the event that this Warrant is exercised in part, the Issuer at its expense will execute and deliver as promptly as practicable but in any event within ten (10) days after the Exercise Date a new Warrant of like tenor exercisable for the number of shares of Stock for which this Warrant may then be exercised.

1.3           No Fractional Units or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional unit to which Holder would otherwise be entitled, the Issuer shall make a cash payment equal to the Stock Purchase Price multiplied by such fraction.

2.      Adjustments.  The Stock Purchase Price and the number of shares of Stock issuable hereunder are subject to adjustment from time to time as follows:

2.1           Reclassification, etc. If the Issuer, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change the Stock into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Stock under this Warrant immediately prior to such reclassification or other change and the Stock Purchase Price therefor shall be appropriately adjusted.

2.2           Split, Subdivision or Combination of Stock.  If the Issuer at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Stock Purchase Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

2.3            Dividends and Distributions.  In case the Issuer at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional interests or other securities or property or options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Stock, then provision shall be made so that the Holder shall receive upon exercise hereof in addition to the number of shares of Stock receivable thereupon, the kind and amount of securities, cash or other property which the Holder would have been entitled to receive had the Holder exercised this Warrant for such number of shares of Stock on the date of such dividend record date and had the Holder thereafter, during the period from the date of such dividend to and including the date of exercise, retained such securities, cash or other property receivable by the Holder during such period, giving application to all adjustments called for during such period under this Warrant.

3.      Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to Section 2, the Issuer at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Issuer shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Stock Purchase Price at the time in effect; and (iii) the number of shares of Stock and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

4.       No Impairment.  The Issuer will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in carrying out the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

5.      Issuance of Stock upon Exercise.  The Issuer covenants and agrees that all Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding.

6.      Securities Are Not Registered.  By accepting delivery of this Warrant, the Holder hereof represents and warrants to the Issuer the following:

6.1           The Holder understands that this Warrant and the shares of Stock or other securities issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the interests of the Issuer is to be effected.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.

6.2           The Holder recognizes that this Warrant and the shares of Stock or other securities issuable upon the exercise hereof must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. In this connection, the Holder is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

6.3           The Holder is either (i) an “accredited investor” within the meaning of Rule 501(a) promulgated by the SEC under the Act or (ii) a “Qualified Institutional Buyer” as defined in Rule 144A under the Act.

6.4           The Holder believes that it has received all the information such Holder consider necessary or appropriate in deciding whether to purchase this Warrant and the shares of Stock or other securities issuable upon the exercise hereof.

6.5           The Holder is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that such Holder is able to fend for itself, can bear the economic risk of such Holder’s investment, and has such knowledge and experience in financial or business matters that such Holder is capable of evaluating the merits and risks of the investment in this Warrant and the shares of Stock or other securities issuable upon exercise hereof.

6.6           At the Holder’s request, the Issuer will enter into a registration rights agreement with the Holder on reasonable commercial terms under which Issuer will use commercially reasonable efforts to register shares of Stock acquired by Holder pursuant to this Warrant.

7.      Disposition of Warrant and Stock Issued Upon Its Exercise.

7.1           By accepting delivery of this Warrant, the Holder further agrees not to make any disposition of all or any part of the Warrant or shares of Stock issuable upon the exercise hereof in any event unless and until:

(a)           The Issuer shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(b)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(c)           The Holder shall have notified the Issuer of the proposed disposition and shall have furnished the Issuer with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Issuer, the Holder shall have furnished the Issuer with an opinion of counsel, reasonably satisfactory to the Issuer, that such disposition will not require registration under the Act or any applicable state securities laws.

7.2           Legend.  The Holder understands and agrees that all certificates evidencing the shares of Stock or other securities to be issued to the Holder upon the exercise hereof may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE OR OTHER SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8.      Lost or Stolen Warrant.  On receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Issuer or, in the case of mutilation, on surrender and cancellation of this Warrant, the Issuer at its expense shall execute and deliver, in lieu of this Warrant a new Warrant of like tenor and amount.

9.      Warrant Agent and Warrant Register.  The Issuer shall serve as warrant agent (the “Warrant Agent”) under this Warrant.  The Warrant Agent hereunder shall at all times maintain a register (the “Warrant Register”) of the Holder of this Warrant.  The Warrant Register shall contain the names and addresses of the Holder. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Warrant Agent requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register, the Issuer may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.  Upon 30 days’ notice to the registered Holder hereof, the Issuer may appoint a new Warrant Agent.  Upon such appointment, the new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer.

10.             Remedies.  The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11.           No Rights or Liabilities as a Member.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Issuer with respect to the Stock prior to its issue or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a shareholder of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

11.1          Notices.    Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (a) when sent after receipt of confirmation or answerback if sent by facsimile transmission, (b) three (3) Business Days after deposited with a reputable international courier with all charges prepaid, (c) when delivered, if hand-delivered by messenger, or when received, if sent by email, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to the Issuer:	EcoBlu Products, Inc. Attention: 909 West Vista Way Vista, CA 92083 Fax: (760) 732-5845 E-Mail: sconboy@ecob.net

If to the Holder:	At the Holder’s last address as shown on the Warrant Register described in Section 9.

or to such other address or number as the Issuer or Holder designates to the other in the manner herein prescribed.

12.           Amendments.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

13.           Headings.  The headings in this Warrant are for reference purposes only and shall not limit or otherwise affect the meaning hereof.

14.           GOVERNING LAW.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF COLORADO.

15.           No Transfer or Assignment.  This Warrant may not be transferred or assigned without the prior written consent of the Issuer, in its sole discretion.

16.        Judicial Proceedings; Waiver of Jury.  ANY ACTION SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT MAY BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA OR IN ANY CALIFORNIA STATE COURT HAVING APPROPRIATE JURISDICTION LOCATED IN SAN DIEGO COUNTY, CALIFORNIA, AND EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  SERVICE OF PROCESS SHALL BE IN ACCORDANCE WITH THE FEDERAL RULES OF CIVIL PROCEDURE OR THE LOCAL RULES OF THE APPROPRIATE CALIFORNIA STATE COURT,WHICHEVER IS APPROPRIATE IN  SUCH ACTION, AND MAY BE SERVED UNDER SUCH APPROPRIATE RULES ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE STATE OF CALIFORNIA.  BOTH PARTIES WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN.

This Warrant Certificate shall not be valid unless signed by the Issuer.

IN WITNESS WHEREOF, EcoBlu Products, Inc. has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated: __________2011	ECOBLU PRODUCTS, INC. By:_____________________ Name: Steve Conboy Title: CEO - President